BINDER
                                                    Alexander & Alexander of New
                                                    York, Inc.
                                                    1185 Avenue of the Americas
                                                    New York, N.Y.  10036
                                                    Telephone (212) 575-8000

                                                         Submitted by
To: Mr. Kent B. Shelley                                 John M. Perkins
    Chubb & Son, Inc.                                  -----------------
    1221 Avenue of the Americas                        January 27, 1995
    New York, NY 10020-1001                            -----------------
                                                            Date

INSURED             OMI Corp.
                   ------------------------------------------------------------

                   ------------------------------------------------------------
TYPE OF INSURANCE   See details in Instructions section below
                   ------------------------------------------------------------
EFFECTIVE DATE      January 31, 1995     EXPIRATION DATE    January 31, 1996
                   -------------------                    ---------------------
LOCATION            90 Park Avenue
                   ------------------------------------------------------------
                    New York, NY  10016
                   ------------------------------------------------------------
INSTRUCTIONS:

I)   DIRECTORS & OFFICERS LIABILITY COVERAGE

     Parent Organization:                 OMI Corp.

     Limits of Liability:

     (A)    Each Loss                     $10,000,000
     (B)    Each Policy Period            $10,000,000

     Coinsurance Percent:                 .5% of the first $1,000,000 of Loss on
                                          Insuring Clause 1 only.

INSURANCE COMPANY   Federal
                    -----------------------------------------------------------
POLICY NO.   81092598-G                  ACCEPTED BY   /s/ KENT B. SHELLEY
             -------------------------                 ------------------------
                                                            Kent B. Shelley

When accepted by the Company, the coverage is in effect from the effective time and date of coverage. The Company accepting this risk acknowledges itself bound by the terms, conditions and limitations of the policy (or policies) of insurance in current use by the Company for the kind (or kinds) of insurance specifically ordered from the effective date and hour specified herein. Acceptance by or on behalf of the insured of a policy (or policies) as ordered in place hereof shall render this Binder void. This Binder may be canceled at any time by the Insured or by the broker or agent who placed the risk by notice to the Company or by the surrender of this Binder stating when thereafter such cancellation shall be effective. This Binder may be canceled by the Company by written notice to the insured and to Alexander & Alexander of New York Inc. who placed the risk stating when, not before 12:00 o'clock noon of the fifth business day following the date of mailing, such cancellation shall be effective. A premium charge at the rates agreed upon when this Binder becomes effective will be made for the time this Binder is in effect if no policy of insurance in place hereof is issued and accepted by the insured.

A & A-NY - 7101 - 0381 SHL/1                                         [25B1.SHL]

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ATTACHED TO AND FORMING PART OF A&A BINDER DATED  January 27, 1995
                                                 ------------------------------
INSURED  OMI Corp.
        -----------------------------------------------------------------------
TYPE OF INSURANCE  See details in Instructions below
                  -------------------------------------------------------------


     Deductible Amounts:

     Executive Liability            (A) Each Insured Person          $NIL
                                    (B) All Insured Persons          $NIL
     Executive Indemnification      (C) The Insured Organization     $1,000,000

     Insured Organization:          OMI Corp. and its subsidiaries.

     Insured Persons:               Any person who has been, now is, or
                                    shall become a duly elected or appointed officer or general manager of the Insured Organization.

     Continuity Date:               None

     Extended Reporting Period:

     (A)  Additional Premium:  150% of the Annual Premium
     (B)  Additional Period:  One Year

     Endorsements:

     -   New York Amendatory (Extended Reporting Period)
     -   New York Amendatory (107)
     - Pending or Prior Litigation exclusion on the $5,000,000 excess $5,000,000 layer as of December 31, 1988
     -   Insured vs Insured exclusion with Wrongful Termination carveout
     - Excluded loss arising out of legal proceedings in December 31, 1994 10-K
     -   Absolute BI/PD exclusion
     -   Absolute Pollution exclusion
     -   Spousal Liability extension
     -   Presumptive Indemnification
     -   Pending or Prior Litigation exclusion December 31, 1984
     - Scheduled For-Profit Triple Excess Outside Directorship Liability coverage
     -   Automatic Acquisition Threshold--10% of OMI's assets

II)  COMMERCIAL CRIME COVERAGE SECTION--FORM 14-02-263 (ED. 6-81)

     Name of Insured:  OMI Corp. and any other subsidiary corporation(s) now existing or hereafter created or acquired.

     Limits of Liability:

     Employee Theft Coverage:            $2,000,000
     Premises Coverage:                  $1,000,000
     Transit Coverage:                   $1,000,000
     Depositors Forgery Coverage:        $2,000,000
     Deductible Amount:                  $  100,000


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                                                                 PAGE  3  OF  4
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  ATTACHED TO AND FORMING PART OF A&A BINDER DATED  January 27, 1995
                                                    ---------------------------
  INSURED  OMI Corp.
           --------------------------------------------------------------------
  TYPE OF INSURANCE   See details in Instructions section below
                     ----------------------------------------------------------


       Territory:                   Anywhere in the world.

       Employee Benefit Plans included as Insureds:

       -   OMI Corp. Employee Stock Ownership Plan
       - OMI Corp. Savings Plan and any other Employee Benefit Plans now existing or hereafter created which may be required to be bonded under the Employee Retirement Income Security Act of 1974.

       Endorsements:

       -   Credit Card Forgery - $100,000 with $1,000 deductible
       - Money Orders & Counterfeit Currency Coverage--$100,000 with $1,000 deductible
       -   Perils of the Sea exclusion
       -   Computer Fraud and Funds Transfer Endorsement

  III) SPECIAL COVERAGE--FORM 14-02-264 (ED. 6-81)

       Name of Insured:  OMI Corp. and any subsidiary corporation(s) now existing or hereafter created or acquired.

       Limits of Liability:

       Kidnap/Ransom and
         Extortion Coverage:             $10,000,000
       Delivery Coverage:                $10,000,000
       Expense Coverage:                 $10,000,000

       Deductible Amount:                NONE

       Designated Persons:               All directors, officers and employees
                                         of the Insured.

       Designated Property:              All Premises and Merchandise of the
                                         Insured and any other tangible real or
                                         personal property owned by the Insured
                                         or for which the Insured is legally
                                         liable.

       Endorsements:

       - Extended Expense Coverage--Insuring Clause 4: 30 day wait-- $10,000,000 Limit.
       -   Accidental Death and Dismemberment Coverage
           $100,000 per loss/$1,000,000 aggregate
       -   Business Interruption Coverage
       -   Consequential Personal Financial Loss
       -   Renewal Expense Endorsement
       -   B/I Computer Virus Endorsement
       -   Computer Virus Extortion



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                                                                 PAGE  4  OF  4
                                                                      ---    ---

  ATTACHED TO AND FORMING PART OF A&A BINDER DATED   January 27, 1995
                                                    ---------------------------
  INSURED  OMI Corp.
          ---------------------------------------------------------------------
  TYPE OF INSURANCE  See details in Instructions section below
                    -----------------------------------------------------------

  IV)  FIDUCIARY LIABILITY AND DEFENSE COVERAGE--FORM 14-02-262 (ED. 6-81)

       Limits of Liability:

       (A)    Each Loss                   $5,000,000
       (B)    Each Policy Year            $5,000,000
       Deductible Amount:                 $5,000

       Sponsor Organization:              OMI Corp. and its subsidiaries.

       Employee Benefit Plans included as Insureds:

       -   OMI Corp. Employee Stock Ownership Plan
       -   OMI Corp. Savings Plan

       and any other Employee Benefit Plans now existing or hereafter created which may be required to be bonded under the Employee Retirement Income Security Act of 1974.

       Retroactive Date:  NONE

       Extended Reporting Period:

       (A)    Additional Premium:  150% of the Annual Premium
       (B)    Additional Period:  One Year

       Endorsements:

       -   Pending & Prior Litigation Exclusion - January 31, 1995
       - Terminated Plan Endorsement: OMI Corp. 88 Pension Plan, OMI Corp. Savings and Security Plan
       -   502(L) Coverage
       -   Delete 502 (i) Coverage
       -   Split deductible Endorsement


  ANNUAL PREMIUM:  $260,100